EXHIBIT 10.35

ADDENDUM TO EMPLOYMENT AGREEMENT

          This Addendum (the “Addendum”) is made effective as of the 12th day of December, 2003 and is intended to amend a certain Employment Agreement (the “Agreement”) by and between Erie Indemnity Company and Jan R. Van Gorder effective as of December 16, 1997.

          WHEREAS, the Company has determined that it is in the best interest of the Company and its Shareholders to secure the continued employment of the Executive in accordance with the terms of the Agreement; and

          WHEREAS, the Board of Directors of the Company has previously considered and agreed to extend the term of the Agreement from its original term; and

          WHEREAS, the Board of Directors of the Company at its meeting of December 9, 2003 has again agreed to extend the term of the Agreement for a period of one (1) additional year as contained herein; and

          WHEREAS, the Executive is agreeable to the extension of the Agreement.

          NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

          1. Paragraph 1 of the Agreement with respect to the Term is hereby amended by extending the Term to expire on December 15, 2005.

          2. All other terms and conditions of the Agreement remain in full force and effect.

ATTEST:		ERIE INDEMNITY COMPANY

/s/	Jeffrey A. Ludrof	By:	/s/	F. William Hirt
	Jeffrey A. Ludrof			F. William Hirt
	President & CEO			Chairman of the Board

WITNESS:

/s/	Sheila M. Hirsch		/s/	Jan R. Van Gorder
	Sheila M. Hirsch			Jan R. Van Gorder
	Executive Secretary			6796 Manchester Beach Rd.
Fairview, PA 16415

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